Exhibit 99.1

FOR IMMEDIATE RELEASE

OneMedNet Reports Preliminary Revenue for Third Quarter 2026 and Fourth Quarter 2026 Outlook

MINNEAPOLIS, NOVEMBER 6, 2026 (GLOBE NEWSWIRE) — OneMedNet Corporation (Nasdaq: ONMD) (“OneMedNet,” the “Company,” “we,” “us” or “our”), a leading provider of First-Party (Direct-from-Source) regulatory decision-grade, AI-driven Real-World Data (RWD), today announced preliminary revenue results for the third quarter ended September 30, 2026, and provides revenue guidance for the fourth quarter of 2026.

The Company expects to report revenue of approximately $1 million for the quarter ended September 30, 2026, representing a 242% increase from the prior quarter ended June 30, 2026, and a 465% increase from the prior-year quarter ended September 30, 2025. The Company also forecasts revenue of approximately $12 million to $14 million for the fourth quarter of 2026, pending the anticipated acceptance of delivered data by customers.

OneMedNet’s sales funnel has grown substantially over the course of 2026, and the Company began delivering on that funnel at scale during the third quarter of 2026. Consistent with order timing combined with scaled delivery, 2026 revenue is weighted to occur at a faster pace in the fourth quarter of 2026.

Our financial momentum reflects the Company’s First-Party (Direct-from-Source) multi-modal data sourced directly from its healthcare provider partners, not intermediaries or secondary markets, and the scaling of its de-Identified pipeline and delivery infrastructure, which de-identifies each study at the source while preserving the diagnostic fidelity its customers require.

“Our sales funnel has grown substantially this year, and we are now delivering on it,” said Aaron Green, President & CEO of OneMedNet. “The hardest work in this business; curating, de-identifying, and delivering regulatory-grade multimodal data at scale, is substantially complete. We are now able to get our product in our customers’ hands with the ability to convert the sales to revenue. Our anticipated revenue pace in the fourth quarter of 2026 is expected for two reasons: our data coming direct from our healthcare provider partners, and our building of our de-identification pipeline and delivery infrastructure to scale with demand. “

Third Quarter Preliminary Revenue and Fourth Quarter Outlook Highlights

●	Preliminary third quarter 2026 revenue of approximately $1 million. Consistent with previously communicated delivery timing.

●	Fourth quarter 2026 revenue guidance of approximately of $12 million to $14 million, pending anticipated customer acceptance of delivered data by quarter-end.

Third quarter 2026 revenue results are preliminary and are subject to finalization and adjustment in connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which we expect to release by November 16, 2026.

About OneMedNet Corporation

OneMedNet Corporation is revolutionizing Real-World Data (RWD) through its iRWD™ platform, delivering regulatory decision-grade, AI-ready datasets that include de-identified medical imaging alongside comprehensive clinical records. With a network spanning more than 2,300 sites and encompassing over 90 million patient journeys and 270 million studies, OneMedNet serves life sciences companies, medical device manufacturers, AI developers, and other innovators seeking high-quality, compliant healthcare data. The Company’s platform supports applications ranging from drug development and regulatory submissions to foundational AI model training.

Learn more at www.onemednet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements. These statements include, but are not limited to, statements regarding our preliminary results for third of 2026, our revenue outlook for the fourth quarter of 2026, the timing of revenue recognition, the anticipation of data delivery and customer acceptance, and statements generally about our products, plans and strategies.

Forward-looking statements are based on information available at the time those statements are made and were based on current expectations as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control. These risks and uncertainties include but are not limited to our ability to change the direction of OneMedNet; our ability to keep pace with new technology and changing market needs; the competitive environment of our business; the timing of customer acceptance and data delivery; and the other risks described in our most recent Annual Report on Form 10-K and our subsequent filings with the Securities and Exchange Commission. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

OneMedNet Contacts:

Michael Wong, VP Marketing

Email: michael.wong@onemednet.com

SOURCE: ONEMEDNET CORPORATION